UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2021

AIKIDO PHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9325

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AIKI	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed on January 11, 2021, AIkido Pharma, Inc. (the “Company”) entered into an exclusive patent license agreement by and among Silo Pharma Inc., a Delaware corporation and Silo Pharma Inc., a Florida corporation, and their affiliates/subsidiaries (collectively, “Silo Pharma”), dated January 5, 2021 (as amended by the Amendment (as defined below), the “Agreement”). On April 12, 2021, the Company entered into an amendment to the Agreement (“Amendment”). The Amendment amends a portion of the license fees included in the Agreement and shall cause the conversion of 500 shares of the Company’s Series M Convertible Preferred Stock into an aggregate of 625,000 restricted shares of the Company’s common stock, par value $0.001 per share, effective as of January 5, 2021.

The foregoing description of the Agreement and Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of the Agreement and Amendment, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 12, 2021, the board of directors (the “Board”) of the Company appointed Kyle Wool to serve as a member of the Board and a member of the Company’s compensation committee. Mr. Wool assumed his position as a member of the Board on April 12, 2021.

There is no arrangement or understanding between Mr. Wool and any other persons pursuant to Mr. Wool’s appointment as director and there are no related party transactions involving Mr. Wool that are reportable under Item 404(a) of Regulation S-K. There are no material plans contracts or arrangements to which Mr. Wool is a party to or in which they participate nor have there been any material amendment to any plan, contract or arrangement by virtue of Mr. Wool’s appointment.

The following is certain biographical information regarding Mr. Wool:

Kyle Wool, age 43, has been the president of Revere Wealth Management, where he provides integrated strategies designed to help build, manage and preserve wealth for wealthy families, endowments and foundations, since January 2021. Prior to his employment at Revere Wealth Management, Mr. Wool was an Executive Director at Morgan Stanley (NYSE: MS) from May 2013 to January 2021, where he where he where he provided strategic wealth management and investing guidance to his clients. Prior to his employment at Morgan Stanley and The Wool Group, Mr. Wool was employed at Oppenheimer and Co., Inc. in a number of roles, where he strategic wealth management and investing guidance to his clients, from 2005 to 2013. Specifically, from 2010 until 2013, Mr. Wool served as a Managing Director of the Professional Investors Group for Oppenheimer Asia Ltd. Mr. Wool currently serves as a board member of LifeLine NY, a charity foundation focused on attain medical equipment for the underprivileged children of Serbia and a board member of CIRSD (Center for International Relations and Sustainable Development), whose mission is to empower youth in communities with the greatest need to reach their full potential and pursue higher education. Mr. Wool is also a Partner at Merakia, a Greek steakhouse in the Flatiron district of NYC and a Partner at Isouvlaki, which is a Quick Service Restaurant in the Tristan area. In 2009, Mr. Wool was involved in an arbitration proceeding with FINRA, which was settled in 2011. We believe Mr. Wool is well qualified to serve as a director due to his extensive experience in banking and wealth management.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Exclusive Patent License Agreement by and among Silo Pharma Inc., a Delaware corporation and Silo Pharma Inc., a Florida corporation, and their affiliates/subsidiaries (collectively, “Silo Pharma”), dated January 5, 2021.

10.2	Amendment to Exclusive Patent License Agreement, dated April 12, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIKIDO PHARMA INC.

By:	/s/ Anthony Hayes
Name: Title:	Anthony Hayes Chief Executive Officer

Dated: April 16, 2021

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